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IDS Utilities Income Fund, Inc.
File No. 33-20872/811-5522

                           EXHIBIT INDEX


Exhibit 1:                 Articles of Incorporation amended November 14, 1991

Exhibit 2:                 By-laws amended January 12, 1989

Exhibit 9a:                Transfer Agency Agreement dated January 1, 1998

Exhibit 10:                Opinion and Consent of Counsel

Exhibit 11:                Independent Auditors Consent

Exhibit 17:                Financial Data Schedules

Exhibit 19a:               Directors Power of Attorney dated January 7, 1998